UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2004
Commission file number: 1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-284-3000

Item 5.	Other Events

On May 11, 2004, Meredith Corporation announced that its Board of Directors had elected Stephen M. Lacy as a Board member, effective immediately, and elected him President and Chief Operating Officer, effective July 1. Lacy joined Meredith in February 1998 as VP/Chief Financial Officer and was promoted to President of the Meredith Integrated and Interactive Marketing Group in March 2000. He was promoted to his current position of Meredith Publishing Group President in November 2000.

The Board also elected John H. Griffin, Jr. to succeed Lacy as Meredith Publishing Group President. Griffin currently serves as Meredith Magazine Group President, a position he has held since June 2003.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

	99	Press release dated May 11, 2004 announcing that Stephen M. Lacy has been elected as a Board member and as President and Chief Operating Officer effective July 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	May 11, 2004